Exhibit 4.1

AMENDMENT NO. 1 TO RIGHTS AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of March 14, 2019, is made by and between Versum Materials, Inc., a Delaware corporation (the “Company”), and Broadridge Corporate Issuer Solutions, Inc., a Pennsylvania corporation, as rights agent (the “Rights Agent”), to the Rights Agreement, dated as of February 28, 2019, between the Company and the Rights Agent (the “Rights Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

WHEREAS, the Board of Directors of the Company has determined in good faith that it is desirable and in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth in this Amendment;

WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may, and the Rights Agent shall, if directed by the Company, from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to make any provisions with respect to the Rights which the Company may deem necessary or desirable, in accordance with the terms of such Section 27; and

WHEREAS, pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the Company has directed that the Rights Agreement be amended as set forth in this Amendment, and by its execution and delivery hereof, directs the Rights Agent to execute this Amendment.

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth in the Rights Agreement and in this Amendment, the parties hereto hereby agree as follows:

1.    Section 1(a) of the Rights Agreement is hereby amended by deleting the sixth and seventh sentences of such section.

2.    Section 1(b) of the Rights Agreement is hereby amended and restated in its entirety as follows:

“(b) [Intentionally Omitted]”

3.    Section 1(g)(iii) of the Rights Agreement is hereby amended by deleting the phrase “is Acting in Concert or” in such section.

4.    This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions, regarding the rights, duties, obligations and liabilities of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction, without regard to the principles or rules concerning conflicts of laws which might otherwise require application of the substantive laws of another jurisdiction.

5.    Except as expressly provided herein, the Rights Agreement will not otherwise be supplemented or amended by virtue of this Amendment, but will remain in full force and effect.

6.    This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect and enforceability as an original signature.

7.    This Amendment will be effective as of the date first above written and all references to the Rights Agreement will, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

8.    The undersigned officer of the Company, being duly authorized on behalf of the Company, hereby certifies in his or her capacity as an officer on behalf of the Company to the Rights Agent that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

9.    Pursuant to Section 27 of the Rights Agreement, by its execution and delivery hereof, the Company directs the Rights Agent to execute this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

VERSUM MATERIALS, INC.

By:	/s/ Michael W. Valente
Name: Michael W. Valente
Title: Senior Vice President, General Counsel and Secretary

BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC., AS RIGHTS AGENT

By:	/s/ John P. Dunn
Name: John P. Dunn
Title: Senior Vice President, Sales

[Signature Page to Amendment No. 1 to Rights Agreement]